                                                                   Exhibit 10.24

                   LICENSE AND TECHNICAL ASSISTANCE AGREEMENT
                   ------------------------------------------


THIS AGREEMENT, is made and entered into as of June 7, 1999 by and between SatCon Technology Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware, ("Licensor"), and Delco Remy America, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("Licensee").

RECITALS

WHEREAS, Licensor possesses certain expertise and has developed confidential technical know-how, data, equipment, manufacturing processes, software and other trade secret expertise and certain other intellectual property in enhancing rotating electrical machines and the integration of this enhancement into certain products manufactured by Licensee as described herein;

WHEREAS, Licensee desires to acquire a license under and utilize and sublicense such intellectual property in the manufacture of rotating electrical machines by Licensee as specified below; and

WHEREAS, Licensor desires to grant to Licensee the right to utilize and sublicense such intellectual property and to provide certain technical assistance to Licensee upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Licensor and Licensee agree to be legally bound by this Agreement as follows:

Section 1.    Definitions
----------    -----------

Whenever used in this Agreement, the following terms shall have the following meanings:

1.1 "Affiliate" of a party shall mean any other person or entity which controls such party, which the party controls or which is under common control with such party. "Control" shall mean the direct or indirect ability to direct the management and policies of such party, person or entity, whether through ownership, contract or otherwise, provided that any entity which owns at least fifty percent 50% of another party shall be considered an affiliate of such party, regardless of whether such party would be considered to be under the control of such party as defined herein.

1.2  "Effective Date" shall mean the date of this Agreement.

1.3  "Enhanced Products" shall mean Licensee Products incorporating Technology.

1.4 "Field" shall mean technology for enhancing rotating electrical machine performance for use with starter/alternator systems.

1.5 "Force Majeure" shall have the meaning provided in Section 1 0. 1 of this Agreement.

1.6 "Improvements" shall have the meaning provided in Section 3.2 of this Agreement.

1.7 "Incremental Gross Margin" shall mean the product of (i) the difference between the weighted average sale price of Enhanced Products and the weighted average sales price for comparable Licensee Products, less (ii) the direct and indirect cost by Licensee of incorporating the Technology in such Licensee Products,
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      where the costs of incorporation include, but are not limited to, material, manufacturing labor, plant burden and additional warranty expenses.

1.8 "Licensee" shall have the meaning provided in the preamble to this Agreement.

1.9 "Licensee Products" shall mean products manufactured by Licensee which contain rotating electrical motors, but which do not incorporate Technology.

1.10 "Licensor" shall have the meaning provided in the preamble to this Agreement.

1.11 "Patents" shall mean, all foreign and domestic: (a) patents in the Field which Licensor owns or controls and has the right to license to Licensee; and (b) patent applications in the Field (including provisionals, divisionals, continuations and continuations-in-part of such applications) which Licensor owns or controls and (c) substitutions, extensions, reissues, renewals, reexamination certificates and inventors certificates relating to the foregoing patents and patent applications, which Licensor owns or controls.

1.12 "Prototype Date" shall have the meaning provided in Section 4.1 of the Agreement.

1.13 "Specifications" shall have the meaning provided in Exhibit A of this Agreement.

1.14 "Technical Information" shall mean confidential technical know-how, data, equipment, information, manufacturing processes, software, and other trade secrets owned or controlled by Licensor and useful for enhancing rotating electrical procedures and for integrating this enhancement into products.

1.15 "Technology" shall mean Technical Information, Patents, copyrights owned or controlled by Licensor, registrations, applications or other intellectual property protection owned or controlled by Licensor. Patents and said other intellectual property protection are listed in Exhibit B
                                                                    ---------


Section 2.  Grant of Rights
----------  ---------------

2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee an exclusive, worldwide license, including the right to grant sublicenses, under the Technology to make, have made, use, offer for sale, import and sell Enhanced Products in the Field. Such exclusive license shall become a non-exclusive license in accordance with Section
      4.1 (b).

2.2 The parties estimate that the Technology will be incorporated into Licensee Products within one year of completion of the engineering samples which meet the performance and commercial requirements set forth in Exhibit A hereto (the "Specifications").

2.3 Any invention, improvement, or discovery of Licensee with respect to the Technical Information shall be the property of Licensee. Licensee shall be permitted, at its own expense, and in its own name, to file for or obtain letters patent or take other steps necessary to protect its property.

                                  Page 2 of 16
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2.4  Licensee shall notify any sublicensee hereunder of all rights and obligations of Licensee under this Agreement which are sublicensed to such sublicensee. Licensee shall notify Licensor of any sublicense by Licensee within sixty (60) days of the effective date of such sublicense.

Section 3.  Technical Information and Documentation
----------  ---------------------------------------

3.1 Licensor will provide Technical Information with respect to the Technology including engineering drawings and specifications, testing results, material specifications, circuit diagrams, and other information as may be necessary for Licensee to manufacture and assemble the Enhanced Products.

3.2 During the term of this Agreement, Licensor will advise Licensee of any improvements, modifications, or additions to the Technology and any changes regarding engineering drawings and specifications, testing results, material specifications, circuit diagrams, and such other information (collectively, the "Improvements") as such are developed by Licensor. Such Improvements shall become part of the licensed Technology, subject to the terms of this Agreement.

Section 4.  Term
----------  ----

4.1 Unless terminated earlier in accordance with Section 8 hereunder or extended by mutual agreement:

     (a) The exclusive license under Section 2.1 shall remain in full force and effect for forty eight (48) months from the date which Licensor delivers to Licensee a proof-of-concept prototype which incorporates the Technology and meets the Specifications (the "Prototype Date").

     (b) Upon the expiration of the exclusive license and sublicense pursuant to paragraph (a), such license shall become non-exclusive and shall remain in full force and effect, in the case of any Enhanced Product in a certain jurisdiction, until the later of: (a) ten (10) years from the "Prototype Date" in such jurisdiction; or (b) the expiration of the last to expire of the Patents used in the Enhanced Product in such jurisdiction. For all purposes relating to this Agreement, a patent shall be deemed to cover a product if manufacture, use, or sale of such product infringes at least one claim of such patent in accordance with established principles of claim interpretation in the jurisdiction where the patent applies.

Section 5.  Technical Assistance
----------  --------------------

5.1 As mutually agreed upon by the parties for up to a total of ten (10) days, Licensee shall send its employees to be trained by Licensors personnel in Licensors establishments. Licensor's technical personnel shall advise and assist Licensee's or its designees technical personnel on matters concerning the functionality, design, failure modes, manufacturing, sourcing of components, and integration of the Technology into Licensee Products.

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                          [INTENTIONALLY LEFT BLANK]

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Section 7.  Non-Disclosure/Confidentiality
----------  ------------------------------

7.1 Licensee agrees to maintain the Technology as secret and confidential and not to disclose the Technology to any third person or party, except:

          1.   as expressly authorized by this Agreement;

          2. to its Affiliates, sublicensees, employees, agents, consultants, and other representatives, to accomplish the purposes of this Agreement so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein;

          3. as necessary to obtain approval from a governmental agency in order to market the Enhanced Products;

          4) as otherwise may be required by law, regulation or judicial order, or;

          5)   as embodied in Enhanced Products.

     This Article 7 shall survive any cancellation, termination (whether for cause or otherwise) or expiration of this Agreement.

7.2 The obligation with respect to the Technology disclosed by Licensee shall not apply to the extent that the Licensee can demonstrate that:

     (a) the disclosed information at the time of disclosure is publicly available;

     (b) the disclosed information became publicly available by publication or otherwise, except by breach of the provisions of this Agreement;

     (c) the disclosed information can be established by written evidence to have been in the possession of the receiving party at the time of disclosure or to have been independently developed by employees of the receiving party who did not have access to the Technology; or

     (d) the disclosed information is received from a third party not under a duty of confidentiality to the disclosing party without similar restrictions and without breach of this Agreement.

7.3 In the event Licensee shall be compelled by any court having jurisdiction over Licensee to disclose any part of the Technology, Licensee shall provide Licensor with immediate notice of such request so that Licensor may seek a protective order, or take such other action as Licensor may deem appropriate. In no event shall Licensee disclose such information without notifying Licensor prior to disclosure.

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Section 8.  Default
----------  -------

8.1 The occurrence of one or more of the following events shall constitute a "Default" under this Agreement:

     (a) Licensee shall fail to pay any amount when due under this Agreement, and such amount remains unpaid thirty (30) days after such due date;

     (b) Licensee shall breach any other provision of this Agreement and shall fail to cure such breach within sixty (60) days after receipt of Licensor's written notice to Licensee of such breach;

     (c)  Licensee shall breach Section 7 of this Agreement; or

     (d) either party shall be unable to perform a material obligation (other than the non-payment of fees or expenses due hereunder) of this Agreement as a result of a Force Majeure, which Force Majeure lasts in excess of three (3) months.

8.2 In the event of a Default, the non-defaulting party shall have the right to immediately terminate this Agreement and shall be entitled to damages, including attorney's fees, incurred as a result of such default, in addition to such other relief afforded under this Agreement provided, however, that in no event shall either party be entitled to indirect, punitive, or exemplary damages as a result of a Default.

Section 9.  Force Majeure
----------  -------------

9.1 Neither party shall be liable to the other if, and to the extent that the performance or delay in performance of any of its obligations under this Agreement is prevented, restricted, delayed, or interrupted due to circumstances beyond the reasonable control of such party, including, but not limited to government legislation, fires, floods, explosions, epidemics, accidents, acts of God, wars, riots, strikes, lockouts or other concerted acts of workmen, acts of government and/or shortages of materials (a "Force Majeure"). The party claiming an event of Force Majeure shall promptly notify the other party in writing, and provide full particulars of the cause or event and the date of first occurrence thereof, as soon as possible after the event and also efforts to remove the cause of non-performance, and both parties shall resume performance hereunder with the utmost dispatch when such cause is removed unless the Agreement is previously terminated under Section 8.

9.2 A condition of Force Majeure shall not relieve a party to pay any sum due under this Agreement prior to or during the event of Force Majeure.

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Section 10.  Notices
--------------------

10.1 All notices and other communications under this Agreement shall be in writing and may be given by delivering the same by hand at, or by sending the same by an overnight courier that maintains verification of delivery, or by facsimile, with confirmed answer back, to the relevant address set out below or such other address as either Party may notify the other from time-to-time. Any such notice given as set forth above shall be deemed to have been given or received at the time of delivery (if delivery by hand) and upon verified receipt (if sent by post, facsimile, or overnight courier).

If to Licensor to:

SATCON TECHNOLOGY CORPORATION
161 First Street
Cambridge, MA 02142
Telephone: (617) 661-0540
Facsimile: (617) 661-3373
Attention: Michael C. Turmelle, VP & CFO

If to Licensee to:

DELCO REMY AMERICA, INC.
2902 Enterprise Drive
Anderson, IN 46013
Telephone: (765) 778-6565
Facsimile: (765) 778-6454
Attention: Sr. VP, Heavy Duty Systems Division

Neither party shall by mere lapse of time, without giving notice, be deemed to have waived any breach by the other party of any of the provisions of this Agreement.

Section 11.  Warranty
---------------------

11.1 Licensor represents and warrants that it has the appropriate corporate authority to enter into and perform its obligations under this Agreement and that Licensor's execution, delivery and performance of this Agreement will not violate any other agreements or commitments of Licensor.

11.2 Licensor represents and warrants that it has not entered into any agreements related to the license of the Technology in the Field and shall have neither the right nor ability to use, assign, license, or sell, without the prior written consent of Licensee, all or any part of the Technology in the Field.

11.3 Licensor represents and warrants that none of the components of the Technology as it exists on the date hereof infringe upon any published third party patent known to Licensor.

11.4 Licensor represents and warrants that it holds good title to all of the various components of the Technology free and clear of any third party claims, interests, assessments or licenses, and that it is otherwise vested with such title to the Technology, and each of its constituent parts, which might be necessary to grant the license pursuant to this Agreement.

11.5 Except as provided in Section 12 below, in no event shall either party be liable to the other for any consequential, incidental, special, punitive, or other indirect damages including, but not limited to, damages related to lost profits or lost data.

Section 12.  Indemnity
----------------------

12.1 Licensor will defend, indemnify, and hold Licensee harmless from and against any and all claims, demands, liabilities, actions, suits, or proceedings asserting that the Technology infringes any protected trade secret, patent or copyright of another and will pay resulting costs, damages, and attorney fees finally awarded (except that in no event will Licensor be liable for lost profits or for any other incidental, consequential, special, or punitive damages other than such damages awarded against Licensee in favor of a third party), provided that:

      (a)  Licensee promptly notifies Licensor of the claim;

      (b)  Licensee cooperates with Licensor in the defense; and

(c) Licensor has sole control of the defense and all related settlement negotiations.

The right of indemnification shall survive the termination of this Agreement.

12.2 Licensee will defend, indemnify, and hold Licensor harmless from and against any and all claims, demands, liabilities, actions, suits, or proceedings asserting that Licensee's improvements to the Technology were created in violation of the protected trade secrets, patent or copyright arising solely out of Licensee's activities under this Agreement including, but not limited to, product liability claims arising out of the design or manufacture of Enhanced Products incorporating or utilizing Licensee's improvements, and Licensee will pay resulting costs, damages, and attorney fees finally awarded (except that in no event will Licensee be liable for lost profits or for any other incidental, consequential, special, or punitive damages other than such damages awarded against Licensor in favor of a third party) provided that:

      (a)  Licensor promptly notifies Licensee of the claim;

      (b)  Licensor cooperates with Licensee in the defense; and

      (c) Licensee has sole control of the defense and all related settlement negotiations.

The foregoing states the entire obligation of Licensee, and the sole remedies of Licensor, with respect to infringement of third party proprietary rights.

Section 13.  Settlement of Disputes
-----------------------------------

13.1 Any dispute or controversy concerning the calculation or payment of royalties and any other amounts that may be due pursuant to this Agreement shall be finally settled by arbitration held according to the commercial arbitration rules, in effect on the date of this contract, of the American Arbitration Association ("AAA"). The arbitration shall be held in Chicago, Illinois in accordance with the substantive laws of Indiana.

13.2 The arbitration panel shall consist of three arbitrators; each party may appoint one arbitrator and a third arbitrator shall be appointed by agreement of the two party-appointed arbitrators. In the event that the party-appointed arbitrators cannot select the third arbitrator, then the AAA shall appoint a third arbitrator. The panel of arbitrators shall base its decision on the testimony of accountants, engineers, and other technical experts which each party may present.

13.3 Judgment upon the award of such arbitrators shall be final and binding on both parties, and any right of appeal, therefore, is hereby waived. Judgment upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for confirmation of the award.

13.4 Unless otherwise divided or awarded by the panel, the costs for arbitration shall be finally paid by the losing party or, if the panel rules in favor of both parties, shall be paid by each party in proportion to their respective awards, except that each party shall bear its own attorney's fees.

Section 14.  Miscellaneous
--------------------------

14.1 The terms of this Agreement can be waived or modified only by an express agreement in writing signed by both parties.

14.2 This Agreement and the agreements specifically referred to herein, constitute the entire understanding of the parties with respect to the Technology and no representations, promises, warranties, covenants, or undertakings other than those contained in these agreements exist.

14.3 This Agreement shall be governed by the laws of Indiana, notwithstanding the conflict of laws of any other state; provided, however, that if a patent dispute shall arise, the patent law of the country in which the patent is registered shall apply.

14.4 In the event any provision of this Agreement is held to be unenforceable by any court, such provision shall be reformed by the court and the parties to the extent that it can be reformed, and to the extent it cannot, such provision shall be severed from the Agreement and the remaining provisions shall remain fully enforceable and binding upon the parties.

14.5 Upon expiration or termination of this Agreement, the provisions relating to confidentiality, proprietary protection of the Technology, limitation of liability, audit and verification and Licensee's obligation to Licensor for fees accrued but unpaid shall survive.

14.6 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

14.7  The following Exhibits are part of this Agreement:

          Exhibit A  Specifications - Minimum Performance and Commercial
                     Requirements for Proof of Concept Prototype Verification

          Exhibit B  Patents and Patents under Submission

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Licensor:                  Licensee:


SATCON TECHNOLOGY CORPORATION        DELCO REMY AMERICA, INC.

/s/ Michael C. Turmelle              /s/ Richard L. Stanley

By                                   By

Vice President & CFO                 President

Title                                Title

Exhibit A: Specifications - Minimum Performance and Commercial Requirements For Proof of Concept Verification


Testing Requirements
--------------------

1.   For proof of concept verification one unit will be tested.
2. Performance - Prior to all tests, units are to be initially tested as specified in Section B. 1, except that output is not to be stabilized. Unless specified otherwise, after each test in each portion of Section C, the following requirements must be met for the alternator to pass the test:

     2.1.  Output current must be within ++5% of the original performance.

     2.2. Voltage regulation must be in tolerance and within ++0.2V (12V alternators)/ ++0.4V (24 & 32V alternators) of initial reading when voltage is checked at 8,000 rpm with a 20 amp load at room temperature.

3. Temperature- All tests are to be performed at room temperature, except as noted. Room temperature is considered to be 250C ++30C. All other temperatures are ++50C.
4. Speed- Alternator speed is stated for each test. Tolerance is ++l 0% of specified speed for each test.

Performance Specifications
--------------------------

1.   Stabilized performance
     1. 1. Industry reference specification: SAE J56
     1.2. Test Conditions: Unit is to be tested at each voltage and at each temperature.
           1.2.1. Voltage: Increase regulator set point to achieve full field current
           1.2.2.   Speed: 1,000 rpm to 8,000 rpm
           1.2.3. Electrical load: Load as needed to achieve 14V/28V set point.
           1.2.4.   Temperature: 25'C and 93'C.
           1.2.5. Duration: Less than ++2.0/1.0 Amp change (12V/24V alternators) within 10 minutes, or 30 minute test time minimum.
           1.2.6. Procedure: per SAE J56, measure output with alternator temperature stabilized at several discrete speeds and with regulator setting raised to assure that the regulator is full on.
           1.2.7. Passing criteria: Output of unit while operating in the active bridge mode must be at least 45 % higher than in the diode mode at 1500 rpm.
2.   Input characteristics:
     2.1. Plot alternator typical input characteristics (efficiency, torque, power) following test conditions and procedure in section B.1. Efficiency of the unit while in active bridge mode should be equal to or better than the unit in diode mode over the entire speed range.

     2.2.  Temperature: 250C only

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3.   Indicator light flicker (alternators with Indicator or Lamp terminal only)
     3.1.  Industry reference specification: None
     3.2.  Test Conditions:
           3.2.1.  Voltage: Appropriate for alternator model (using battery)
           3.2.2.  Speed: 2,000 rpm and 5,000 rpm
           3.2.3.  Electrical load: 1 amp to rated output at each speed
           3.2.4.  Temperature: Room temperature
           3.2.5.  Duration: N/A
           3.2.6.  Procedure:
                   3.2.6.1. Connect 2W light (12V alternators)/3W light (24V alternators) to Indicator light (or similar) terminal
                   3.2.6.2. Vary load per 3.2.3 at each speed
           3.2.7.  Passing criteria: No noticeable flicker of light
4.   Parasitic current draw
     4.1.  Industry reference specification: None
     4.2. Test Conditions
          4.2.1.   Voltage: 12.8V/25.6V (1 2V/24 & 32V alternators)
          4.2.2.   Speed: 0 rpm- alternator does not rotate during this test
          4.2.3.   Electrical load: None
          4.2.4.   Temperature: Room temperature
          4.2.5.   Duration: N/A
          4.2.6. Procedure: With alternator connected to battery or power supply and no connections to any other terminals (except ground), measure parasitic current draw into B+ and sense (if used) terminals
          4.2.8.   Passing criteria:
                   4.2.8.1. Less than or equal to 2.0 mA: 12V alternators
                   4.2.8.2. Less than or equal to 3.0 mA: 24 and 32V alternators
5.   Maximum Speed Range
     5.1. The maximum continuous operating speed for the alternator is 1 0,000 rpm.
    5.2. The maximum intermittent operating speed for the alternator is 12,000 rpm.
6. Voltage regulation vs. temperature (flat compensated regulators only- refer to regulator performance specification for temperature compensated regulators). The nominal voltage setting is defined as the voltage at 8,000 rpm with a 50% load at room temperature..
    6.1.  Industry reference specification: None
    6.2.  Test Conditions
          6.2.1.  Voltage: Regulator controlled
          6.2.2.  Speed: 6,000 rpm
          6.2.3.  Electrical load: 50% of available output
          6.2.4. Temperature: -350C, +250C, and +1250C regulator backplate temperature
          6.2.5. Duration: Less than 30 seconds (to avoid voltage change due to alternator selfheating)
          6.2.6. Procedure: Run alternator at each temperature condition until voltage stabilizes [less than 0.02V (12V)/0.04V (24 & 32V)] change in 10 seconds).
          6.2.7.  Passing criteria: Voltage must remain within ++0.7V
                  (12V)/++1.2V (24V) of nominal throughout the temperature range.

7. Voltage regulation vs. load. Nominal voltage setting is defined as the voltage at 8,000 rpm with a 20 amp load at room temperature.
        7.1.  Industry reference specification: None
        7.2.  Test Conditions
              7.2.1.  Voltage: Regulator controlled
              7.2.2.  Speed: 6,000 rpm
              7.2.3.  Electrical load: Vary from 5% to 95% of available output
              7.2.4.  Temperature: Room temperature
              7.2.5. Duration: Less than 30 seconds (to avoid voltage change due to alternator selfheating)
              7.2.6. Procedure: Run alternator at stated speed and vary load from minimum to maximum. Record voltage variance.
             7.2.7.   Passing criteria: Voltage must remain within ++0.3V
                      (12V)/++0.6V (24 & 32V) of nominal at all loads.
8. Voltage regulation vs. speed. Nominal voltage setting is defined as the voltage at 8,000 rpm with a 20 amp load at room temperature.
         8.1.  Industry reference specification: None
         8.2.  Test Conditions
               8.2.1.  Voltage: Regulator controlled
               8.2.2.  Speed: 2,000 to 1 0,000 rpm
               8.2.3.  Electrical load: 20 amps
               8.2.4.  Temperature: Room temperature
               8.2.5. Duration: Less than 30 seconds (to avoid voltage change due to alternator selfheating)
               8.2.6. Procedure: Run alternator with stated load and vary speed from minimum to maximum. Record voltage variance.
               8.2.7.  Passing criteria: Voltage must remain within ++0.2V
                       (12V)/++0.4V (24V) of nominal at all alternators speeds between 2,000 and 10,000 rpm
9.       Non-Battery Operation
         9.1.  Industry reference specification:
         9.2.  Test Conditions
               9.2.1.  Voltage: Regulator controlled
               9.2.2.  Speed: Vary from 2,000 to 1 0,000 rpm
               9.2.3. Electrical load: Vary from 5% to 95% of available output at 6000 rpm.
               9.2.4.  Temperature: Room temperature
               9.2.5. Duration: Less than one minute (to avoid voltage change due to alternator selfheating)
               9.2.6. Procedure: Begin with alternator running in it's normal configuration with a battery at 6000 RPM and 50% available load. Disconnect battery only. Run alternator with stated load and vary speed from minimum to maximum; record voltage variance, then run alternator at stated speed and vary load from minimum to maximum. Record voltage variance.
               Passing criteria: Voltage must remain within the specified maximum voltage PLUS 2 volts, and the specified minimum voltage MINUS 2 volts (if the specified voltage is 14.0 ++0.3 volts, the non-battery specification would be 11.7 to 16.3 volts).
10.       Operating Temperatures
1 0. 1. The alternator shall be capable of operating continuously at inlet temperatures of -400C
               to 1050C.

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Output Voltage Ripple
The alternator output voltage peak to peak ripple at full load shall not exceed
 .0005 times the alternator speed in RPM in both the active bridge and diode modes. Example: 1.5Vp-p @ 3000 GRPM.

 C.)  ELECTRICAL TESTS
 1. Capability to withstand voltage transients, reverse polarity, load dump
     1. 1.   Load dump
             1. 1. 1.   Industry reference specification: SAE J1455 Section
                        4.11.2.2
             1.1.2.     Test Conditions
                        1.1.2.1. Voltage: Load applied to reduce output voltage to 13/26 volts (1 2V/24V alternators)
                        1.1.2.2.       Speed: 10,000 rpm
                        1.1.2.3.       Electrical load: Full available output
                        1.1.2.4.       Temperature: Room temperature
                        1.1.2.5.       Environmental conditions: NA
                                 1.1.2.6.        Duration: Maintain above
                                            conditions for at least 30 seconds
                                            before test.
                                 1.1.2.7.        Procedure: Quickly remove all
                                            loads and measure resulting

                               voltage peak with an oscilloscope.

                        1.1.2.8.  Passing criteria: Voltage peak less than 40/60
                                   volts for 12/24-32 volt alternators.
                                   Alternator
                                  must operate properly per section A.2.
     1.2.    Reverse polarity
             1.2.1.    Industry reference specification: SAE J1455, Section
                       4.11.
             1.2.2.    Test Conditions
                       1.2.2.1.    Voltage: As described in procedure.
                       1.2.2.2. Speed: 0 rpm- alternator does not rotate during this test
                       1.2.2.3.    Electrical load: None
                       1.2.2.4.    Temperature: Room temperature
                       1.2.2.5.    Environmental conditions: NA
                       1.2.2.6.    Duration: 1 minute
                         1.2.2.7. Procedure: Apply 24/48 volts from a power
                                      supply or battery with 0.2/0.4 ohm source impedance for 12/24-32 volt alternators.
                         1.2.2.8.     Passing criteria: Per section A.2.
     1.3.    Voltage transients
             1.3.1. Industry reference specification: SAE J1455, Section 4.11.2.2-Twice voltage jump start.
             1.3.2.    Test Conditions
                       1.3.2.1.       Voltage: 24V/48V for 12/24-32 volt
                                       alternators
                       1.3.2.2.   Speed: 0 rpm- alternator does not rotate
                                   during this test
                       1.3.2.3.   Electrical load: None
                       1.3.2.4.       Temperature: Room temperature
                                 1.3.2.5.      Environmental conditions: NA
                                 1.3.2.6.      Duration: 5 minutes
                                 1.3.2.7. Procedure: Apply test voltage to Output terminal for specified time.
                       1.3.2.8.                Passing criteria: Per section
                                               A.2.

1.4.  Transient immunity
      1.4.1.  Test Conditions
              1.4.1.1.        Voltage: Regulator controlled
              1.4.1.2.        Speed: 5,000 rpm
              1.4.1.3.        Electrical load: 20 amps
              1.4.1.4.        Temperature: Room temperature
              1.4.1.5.        Environmental conditions: NA
              1.4.1.6.        Duration: 10 Pulses at 1 second intervals
              1.4.1.7.        Procedure: Transient consists of a rise to 600
                         volts or a fall to -600 volts immediately decaying back to system voltage with a 1 millisecond time constant and a source impedance of 20 ohms. With alternator operating as specified, apply a total of 10 positive and 10 negative transients to all available terminals, one terminal at a time. Time between positive and negative transient series is not defined.

              1.4.1.8.        Passing criteria: Per section A.2.

Exhibit B: Patent Applications and Patents


         Patent Applications               Resulting Patent
         47706-P                           Pending
         47705-P                           Pending
         47751 -P                          Pending
         47707-P                           Pending
         47708-P                           Pending